UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

KRAIG BIOCRAFT LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Wyoming		83-0458707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2723 South State St. Suite 150
Ann Arbor, Michigan 48104
(Address of principal executive offices, including Zip Code)

(734) 619-8066
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (?230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 24, 2019, Kraig Biocraft Laboratories, Inc. (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on 6 proposals. At the beginning of the Annual Meeting, there were 421,680,767 Class A Stock (1 vote per share) and 2 Series A Preferred Stock (200,000,000 votes per share), respectively in person or by proxy. This attendance represents 821,680,767 votes, 66.49% of the voting power of the shares entitled to vote at the Annual Meeting, constituting a quorum for the transaction of business.

We are filing this Current Report on Form 8-K to disclose the voting results from the Annual Meeting.

● To re-elect the sole director to the Company’s board of directors (the “Board”), with such director to serve until the 2020 annual meeting of shareholders.

Election of Director	For	Against	Abstain
Kim Thompson	811,596,328	7,378,539	2,705,900

There were 0 abstentions and 0 broker non-votes.

The Company is currently working to add at least 3 additional independent directors to meet the listing requirements for a national securities exchange. As per the Company’s bylaws, these additional directors will be appointed by the board and we will file another Current Report on Form 8-K to disclose the appointment of any director. During the meeting, shareholders voted to approve an uplisting of the Company to a national securities exchange.

● To ratify the appointment of M&K CPAS, PLLC Certified Public Accountants LLP (“M&K”) as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2019

For	Against	Abstain
773,069,034	41,055,353	7,556,380

There were 0 abstentions and 0 broker non-votes.

● To approve a reverse stock split of the Company’s issued and outstanding Class A Stock by a ratio of not less than one-for-ten and not more than one-for-forty (the “Reverse Split”) at any time prior to July 23, 2020, with the exact ratios to be set at a whole number within this range, as determined by our board of directors in its sole discretion and approve and adopt the Articles of Amendment to affect same (the “Reverse Split Proposal”)

For	Against	Abstain
747,106,008	62,150,559	12,424,200

There were 0 abstentions and 0 broker non-votes.

Approval of this vote does not require the Company to complete a reverse split, this vote simply authorizes the board to issue a reverse if the Board believes it in the best interest of the Company. The Company’s board anticipates that, if exercised, a reverse split would be completed to meet the listing requirements of an uplist to a national securities exchange, or to allow investment from larger institutional investors currently prohibited from investing in the Company. The Company will file another Current Report on Form 8-K to disclose such events, should they occur.

● To approve, by non-binding, advisory vote, the uplisting of the Company’s Class A Class A Stock, no par value (the “Class A Stock”) from the OTCQB to a national securities exchange, such as NASDAQ or NYSE:American

For	Against	Abstain
810,056,789	7,395,793	4,228,185

There were 0 abstentions and 0 broker non-votes.
As described at the shareholder meeting, the Company is working toward a move from the OTC and onto a national exchange. The Company believes that listing on a nation exchange will provide; additional liquidity for shareholders, allow for institutional investment, and open up additional pathways to finance the commercialization of its spider silk materials. The Company will file another Current Report on Form 8-K to disclose such events, should they occur.

●To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof

For	Against	Abstain
790,198,556	6,386,974	25,095,236

There were 0 abstentions and 0 broker non-votes.

●To direct the chairman of the meeting to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual meeting, there are not sufficient votes to approve any of the foregoing proposals.

For	Against	Abstain
787,737,024	16,753,142	16,464,601

There were 0 abstentions and 0 broker non-votes.

Based on the votes, all proposals were approved. As set forth in the notice related to the Annual Meeting, the Company cannot guarantee that its application to uplist will be approved and therefore shares of the Company’s Class A Stock may remain on the OTCQB. If our application to uplist is approved, we will file another Current Report on Form 8-K stating same. Additionally, if the Board determines to implement the Reverse Split, it will file another Current Report on Form 8-K disclosing the final split ratio; notwithstanding stockholder approval of the Reverse Split, the Board (or any authorized committee of the Board of Directors) reserves the right to elect to abandon the Reverse Split, if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2019
Kraig Biocraft laboratories, Inc.

By:	/s/ Kim Thompson
Kim Thompson
President, Chief Executive Officer and Chief Financial Officer